UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 6, 2011 (January 4, 2011)

HALLADOR ENERGY COMPANY
(Exact name of registrant as specified in its charter)

Colorado	0-14731	84-1014610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1660 Lincoln Street, Suite 2700, Denver Colorado	80264-2701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-839-5504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers

At a meeting of our compensation committee held on January 4, 2011 annual salary increases were approved for our CEO, President and CFO.  Mr. Stabio’s salary will increase from $195,000 to $300,000; Mr. Bilsland’s from $175,000 to $280,000 and Mr. Bishop’s from $130,000 to $200,000. The increases are effective January 1, 2011 and such salaries are to remain in effect through the end of the year.  The committee also approved 2011 bonuses to be paid in December of four weeks base pay each to Messrs. Stabio and Bilsland and three weeks base pay to Mr. Bishop.

The committee by unanimous written consent dated December 30, 2010 approved 2010 bonuses of four weeks base pay each to Messrs. Stabio and Bilsland and three weeks base pay to Mr. Bishop.  Also a special bonus of $44,000 was approved for Mr. Stabio.

On December 16, 2010 Messrs. Stabio, Bilsland and Bishop each vested one quarter of their RSU grants which were issued on December 16, 2009.  Respectively, such grants were 330,000; 250,000 and 200,000.

Our compensation committee consists of Messrs. David Hardie, Bryan Lawrence and Sheldon Lubar.  These three gentlemen and their affiliates control about 75% of our common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2011	HALLADOR ENERGY COMPANY By:/S/W. ANDERSON BISHOP W. Anderson Bishop, CFO